Exhibit 5.1

Teekay Tankers Ltd.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08

Bermuda

August 20, 2015

Registration Statement on Form F-3 – Exhibit 5.1 Opinion

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Teekay Tankers Ltd., a Marshall Islands corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form F-3 (the “Registration Statement”) for the registration of the possible resale from time to time by Venable Maritime Holdings, LLC of up to 7,180,083 Class A Common Shares of the Company (the “Resale Common Shares”) that will be issued pursuant to various Memoranda of Agreement entered into by affiliates of the Company and affiliates of Venable Maritime Holdings, LLC, each dated August 4, 2015 (collectively, the “MOAs”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of all such documents, including (i) the Registration Statement and the prospectus contained therein (the “Prospectus”), (ii) the articles of incorporation and bylaws of the Company, (iii) resolutions adopted by the Board of Directors of the Company, (iv) the MOAs, and (v) such other corporate records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary.

In such examination, we have assumed: (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct, and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates or comparable documents. We have not independently verified the facts so relied on.

In rendering this opinion, we have also assumed:

(i) that the issuance and sale of the Resale Common Shares will comply in all respects with the terms, conditions and restrictions set forth in the MOAs, Registration Statement and the Prospectus and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii) that the MOAs have been duly and validly authorized by the parties thereto (other than the Company), and executed and delivered by the parties thereto; and

(iii) the validity and enforceability of the MOAs against the parties thereto.

We have further assumed that the Company will have a sufficient number of authorized but unissued Class A Common Shares on the date of any issuance of Resale Common Shares.

This opinion letter is limited to Marshall Islands Law. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that when the Resale Common Shares are issued and delivered after receipt of payment therefor by the Company and in accordance with the terms of the MOAs, the Registration Statement and the Prospectus, the Resale Common Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

/w/ Watson Farley & Williams LLP

Watson Farley & Williams LLP